Exhibit 4.2

SPECIMEN ORDINARY SHARE CERTIFICATE

CERTIFICATE NUMBER _______	SHARE

THUNDERSTONE ACQUISITION CORP

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP: G8858C 102

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES WITH PAR VALUE

OF $0.0001 EACH OF THE ORDINARY SHARES OF

THUNDERSTONE ACQUISITION CORP

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to redeem all of its Ordinary Shares and liquidate if it is unable to complete an initial business combination within the time period set forth in the Company’s Second Amended and Restated Memorandum and Articles of Association, as in effect at such time. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Chief Financial Officer

THUNDERSTONE ACQUISITION CORP

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s second amended and restated memorandum and articles of association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of Ordinary Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	____________________________	Custodian	__________________________
	Cust		(Minor)
under Uniform Gifts to Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the share capital represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________________________________________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the liquidation of the trust account upon a failure to consummate a business combination, as described in the prospectus covering the securities or (ii) if the holder seeks to convert his respective shares or sells them to the Company in a tender offer, in each case in connection with (1) the consummation of a business combination or (2) in connection with an amendment to the Company’s second amended and restated memorandum and articles of association prior to the consummation of a business combination. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.